Exhibit 99.1

Company Contact

Anil Doradla, CFO

investors@airgain.com

Airgain Reports Second Quarter 2019 Financial Results;

GAAP EPS of $0.07; Announces Jacob Suen Appointed as CEO

San Diego, CA, August 8, 2019 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive, today announced sales of $14.5 million for the second quarter 2019 and GAAP net income of $0.7 million or GAAP diluted EPS of $0.07.

Airgain also announced that the Board of Directors has appointed Jacob Suen as the company’s Chief Executive Officer, effective today. Mr. Suen will assume day-to-day leadership of the company and will also join Airgain’s Board of Directors, as well as retaining his position as President. Mr. Suen succeeds Jim Sims, who will retain his role as the Chairman of the Board.

Second Quarter 2019 Financial Highlights

•	Sales of $14.5 million
•	Gross margin of 46%
•	Net income of $0.66 million
•	GAAP earnings per diluted share of $0.07
•	Non-GAAP earnings per diluted share of $0.12
•	Adjusted EBITDA of $1.3 million

“We are very pleased with our second quarter 2019 results with GAAP and non-GAAP diluted earnings per share of $0.07 and $0.12, respectively, well ahead of our prior expectations of $(0.05)-$(0.03) on a GAAP basis and $(0.01)-$0.01 on a non-GAAP basis,” said Airgain’s Chairman and Chief Executive Officer, Jim Sims. “Our efforts over the past several quarters around operational and manufacturing efficiencies culminated in gross margins of 46%, an improvement of 130 basis points from the prior quarter. Additionally, we continue to be engaged with several customers for their next generation product launches across the consumer, enterprise, and automotive markets for a variety of technologies that include 5G and next generation Wi-Fi.”

“On the demand environment, the ongoing tension on global trade and macroeconomic trends are impacting the whole supply chain to varying degrees. These macro trends, combined with customer-specific factors, have resulted in continued uncertainty and customers taking longer than expected to return to their normalized demand patterns. The uncertainty has resulted in our third quarter guidance to be down on a sequential basis. As our customers ramp shipment of their products, we  expect the company to bounce back stronger.”

“I am also pleased to announce the appointment of Jacob Suen as the Chief Executive Officer. Jacob has been with the company for over 13 years in various management roles, the latest being the President of the company. Jacob has been an effective leader and has been instrumental in the company’s success over the years. I am confident that under his leadership the company will continue growing and maintaining its unique position across the industry. After 15 months in the CEO role, I look forward to continuing to support the company as the Chairman of the Board.”

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

Second Quarter 2019 Financial Results

Sales decreased slightly to $14.5 million compared to $15.0 million in the same year-ago period. The decrease in sales was primarily driven by a slower than anticipated ramp up in new and existing programs.

Gross profit increased 1.3% to $6.7 million from $6.6 million in the same year-ago period. Gross margin as a percentage of sales was 46% in the second quarter of 2019, which increased from 44% in the same year-ago period, largely due to efficiency improvements on the manufacturing front along with favorable product and pricing mix.

Total operating expenses for the second quarter of 2019 decreased 40% to $6.2 million from $10.3 million in the same year-ago period. The decrease was primarily due to decreases in personnel and marketing related expenses, including $2.0 million in executive severance and sales and marketing realignment in the prior year period.

Net income totaled $0.7 million or $0.07 per diluted share (based on 10.1 million shares), compared to net loss of $3.2 million or ($0.34) per diluted share (based on 9.4 million shares) in the same year-ago period. Non-GAAP net income totaled $1.2 million or $0.12 per diluted share (based on 10.1 million shares), compared to non-GAAP net income of $0.2 million or $0.02 per diluted share (based on 9.9 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, non-recurring items, and stock-based compensation) increased to $1.3 million from Adjusted EBITDA of $0.4 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non- GAAP measure).

Financial Outlook

The Company expects sales in the 2019 third quarter to be in the range of $12 million to $14 million. The following table summarizes the reconciliation between the projected GAAP EPS and non-GAAP EPS for the 2019 third quarter:

Reconciliation of projected GAAP to projected non-GAAP EPS
	Low (1)	High (1)
Projected GAAP earnings per diluted share	$(0.09)	$—
Stock-based compensation expense	0.05	0.05
Amortization	0.02	0.02
Other income	(0.02)	(0.02)
Projected Non-GAAP earnings per diluted share	$(0.04)	$0.05
(1)	Amounts are based off of 10.1 million diluted shares outstanding.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

Conference Call

Airgain management will hold a conference call today Thursday, August 8, 2019 at 4:30 p.m. Eastern  Time (1:30 p.m. Pacific Time) to discuss financial results for the second quarter ended June 30, 2019, and to provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, August 8, 2019

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in: 877-394-7221

International dial-in: 647-689-5492

Conference ID: 5483668

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Airgain at 1-760-579-0200.

The conference call will be broadcast live and available for replay in the investor relations section of the company's website.

A replay of the call will be available after 6:30 p.m. Eastern Time on the same day through September 8, 2019.

U.S. replay dial-in: 800-585-8367 or 416-621-4642

Replay ID: 5483668

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs. Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding the effects of global trade and macroeconomic and customer-specific factors on our business and customer demand in the short and long term, our ability to maintain and grow our industry position, the potential to win new customer product launch engagements, and our third quarter financial outlook. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors and changing and volatile U.S., European, Asian and global economic environments, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; risks and uncertainties related to management and key personnel changes, including the appointment of a new CEO; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; our ability to identify and consummate strategic acquisitions and partnerships, and risks associated with completed acquisitions and partnerships adversely affecting our operating results and financial condition; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, non-recurring expenses, other income, which includes interest income offset by interest expense, depreciation, amortization and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income (loss), and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this release.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

Airgain, Inc.

Unaudited Condensed Balance Sheets

(in thousands, except share and per share data)

	June 30, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$13,641	$13,621
Short term investments	20,572	20,169
Trade accounts receivable	9,722	7,013
Inventory	1,095	1,351
Prepaid expenses and other current assets	1,012	931
Total current assets	46,042	43,085
Property and equipment, net	1,707	1,401
Goodwill	3,700	3,700
Customer relationships, net	3,351	3,593
Intangible assets, net	773	859
Other assets	229	269
Total assets	$55,802	$52,907
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,537	$4,137
Accrued bonus	908	2,076
Accrued liabilities	1,494	1,217
Current portion of deferred rent obligation under operating lease	71	81
Total current liabilities	8,010	7,511
Deferred tax liability	30	38
Deferred rent obligation under operating lease	142	211
Total liabilities	8,182	7,760
Stockholders’ equity:
Common shares, par value $0.0001, 200,000,000 shares authorized at June 30, 2019 and December 31, 2018; 10,086,909 and 9,958,448 shares issued at June 30, 2019 and December 31, 2018, respectively, and 9,715,245 and 9,601,134 shares outstanding at June 30, 2019 and December 31, 2018, respectively	1	1
Additional paid in capital	95,228	93,583
Treasury stock, at cost: 371,664 shares and 357,314 shares at June 30, 2019 and December 31, 2018, respectively	(3,625)	(3,432)
Accumulated other comprehensive income (loss)	12	(11)
Accumulated deficit	(43,996)	(44,994)
Total stockholders’ equity	47,620	45,147
Commitments and contingencies (note 12)
Total liabilities and stockholders’ equity	$55,802	$52,907

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

Airgain, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Sales	$14,462	$14,972	$29,570	$28,277
Cost of goods sold	7,777	8,370	16,100	15,481
Gross profit	6,685	6,602	13,470	12,796
Operating expenses:
Research and development	2,203	2,418	4,541	4,688
Sales and marketing	2,229	4,095	4,503	6,979
General and administrative	1,757	3,738	3,752	5,942
Total operating expenses	6,189	10,251	12,796	17,609
Income (loss) from operations	496	(3,649)	674	(4,813)
Other expense (income):
Interest income	(189)	(129)	(377)	(239)
Gain on deferred purchase price liability	—	(389)	—	(389)
Interest expense	—	10	1	24
Total other income	(189)	(508)	(376)	(604)
Income (loss) before income taxes	685	(3,141)	1,050	(4,209)
Provision for income taxes	23	49	52	87
Net income (loss)	$662	$(3,190)	$998	$(4,296)
Net income (loss) per share:
Basic	$0.07	$(0.34)	$0.10	$(0.45)
Diluted	$0.07	$(0.34)	$0.10	$(0.45)
Weighted average shares used in calculating income (loss) per share:
Basic	9,696,876	9,439,025	9,661,474	9,459,272
Diluted	10,127,719	9,439,025	10,071,300	9,459,272

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

Airgain, Inc.

Unaudited Condensed Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$998	$(4,296)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	268	266
Amortization	328	338
Amortization of discounts on investments, net	(185)	(53)
Stock-based compensation	1,056	2,128
Deferred tax liability	(8)	19
Gain on deferred purchase price liability	—	(389)
Changes in operating assets and liabilities:
Trade accounts receivable	(2,709)	1,201
Inventory	256	(52)
Prepaid expenses and other assets	(41)	(17)
Accounts payable	1,231	132
Accrued bonus	(1,168)	(726)
Accrued liabilities	277	(78)
Deferred obligation under operating lease	(79)	(52)
Net cash provided by (used in) operating activities	224	(1,579)
Cash flows from investing activities:
Purchases of available-for-sale securities	(21,065)	(12,650)
Maturities of available-for-sale securities	20,870	15,180
Purchases of property and equipment	(405)	(653)
Net cash provided by (used in) investing activities	(600)	1,877
Cash flows from financing activities:
Repayment of notes payable	—	(667)
Payment on deferred purchase price liability	—	(375)
Common stock repurchases	(193)	(1,323)
Proceeds from exercise of stock options	589	300
Net cash provided by (used in) financing activities	396	(2,065)
Net increase (decrease) in cash and cash equivalents	20	(1,767)
Cash and cash equivalents, beginning of period	13,621	15,026
Cash and cash equivalents, end of period	$13,641	$13,259
Supplemental disclosure of cash flow information:
Interest paid	$—	$27
Taxes paid	$46	$18
Supplemental disclosure of non-cash investing and financing activities:
Accrual of property and equipment	$169	$—

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Exhibit 99.1

Airgain, Inc.
Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$662	$(3,190)	$998	$(4,296)
Stock-based compensation expense	542	1,769	1,056	2,128
Amortization	164	169	328	338
Non-recurring item (1)	—	1,956	—	1,956
Other income	(189)	(508)	(376)	(604)
Provision for income taxes	23	49	52	87
Non-GAAP net income (loss) attributable to common stockholders	$1,202	$245	$2,058	$(391)
Non-GAAP net income (loss) per share:
Basic	$0.12	$0.03	$0.21	$(0.04)
Diluted	$0.12	$0.02	$0.20	$(0.04)
Weighted average shares used in calculating non-GAAP income (loss) per share:
Basic	9,696,876	9,439,025	9,661,474	9,459,272
Diluted	10,127,719	9,900,437	10,071,300	9,459,272

Airgain, Inc.
Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$662	$(3,190)	$998	$(4,296)
Stock-based compensation expense	542	1,769	1,056	2,128
Depreciation and amortization	255	316	596	606
Non-recurring item (1)	—	1,956	—	1,956
Interest and other income	(189)	(508)	(376)	(604)
Provision for income taxes	23	49	52	87
Adjusted EBITDA	$1,293	$392	$2,326	$(123)

(1)	Non-recurring items include $2.0 million in executive severance and sales and marketing realignment for the three and six months ended June 30, 2018.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200